SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2016

CLEARSIGN COMBUSTION CORPORATION

(Exact name of registrant as specified in Charter)

Washington	001-35521	26-2056298
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

12870 Interurban Avenue South

Seattle, Washington 98168

(Address of Principal Executive Offices)

206-673-4848

(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Roberto Ruiz as Chief Operating Officer.

On February 9, 2016, the Board of Directors (the “Board”) of ClearSign Combustion Corporation (the “Company”) appointed its Senior Vice President, Product Development, Roberto Ruiz, as the Company’s Chief Operating Officer in place of his current position.

Dr. Ruiz, age 59, was appointed as the Company’s Senior Vice President, Product Development in November 2012 after providing consulting services to the Company since June 2012. Prior to joining the Company, from November 2010 to May 2012, he was President and Chief Operating Officer of OnQuest, Inc., a division of Primoris Services Corporation, and a provider of engineering, procurement and construction services for fired heaters (used primarily in refinery applications), waste heat recovery units and liquid natural gas, hydrogen, ammonia and bio-fuels plants. From January 1997 to October 2010, he served in various senior level positions, concluding with Vice President of the Process Burners Group at John Zink Company LLC, a wholly owned subsidiary of Koch Industries and a worldwide leader in the supply of combustion and air pollution control equipment to the energy industry, where he had full operating responsibility for the company's original product line. His customers included most major domestic and international oil companies and OEMs. As an executive manager, Dr. Ruiz formed and led teams of engineers, process engineers, project managers, and aftermarket sales and field service professionals. Before serving as Vice President of the Process Burners Group, Dr. Ruiz was Vice President of Technology and Commercial Development at John Zink where he was responsible for all R&D, management of the company’s intellectual property portfolio and the identification and acquisition of assets and technologies. Prior to joining John Zink, Dr. Ruiz worked with the Gas Research Institute and later with Air Liquide, where he was commercial and marketing manager in the Glass Group. Dr. Ruiz has extensive experience in process design, environmental controls, fuels, gas separation, heat transfer, fluid mechanics and advanced diagnostics. Dr. Ruiz earned MSc. and Ph.D. degrees in mechanical engineering from the University of Minnesota and a BSc. in engineering with honors at the University of California, Los Angeles. He also earned an M.B.A. at the University of Chicago.

There is no family relationship between Dr. Ruiz and the Company’s officers and directors. Dr. Ruiz and the Company have not entered into any transaction, nor is any transaction proposed, which would require disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 8.01	Other Events

On February 9, 2016, in accordance with Section 3, Paragraph 3.2 of the Company’s bylaws, the Board reduced the number of directors from five to four. The decrease in the number of authorized directors will not have the effect of shortening the term of any incumbent director, each of whom will serve until his office expires at the next annual meeting of shareholders, which the Company has scheduled for May 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 12, 2016

CLEARSIGN COMBUSTION CORPORATION

By:	/s/ James N. Harmon
James N. Harmon
Chief Financial Officer